Exhibit M

CANADA

Canada Notes

AMENDMENT NO. 4 TO THE

DISTRIBUTION AGREEMENT DATED NOVEMBER 28, 2012

August 12, 2020

Scotia Capital (USA) Inc.

250 Vesey Street, 24th Floor

New York, NY 10281

Ladies and Gentlemen:

In connection with the distribution agreement dated as of November 28, 2012 (as amended, the “Distribution Agreement”) between Her Majesty in right of Canada, as represented by the Minister of Finance (“Canada”) and Scotia Capital (USA) Inc. with respect to the issuance and sale from time to time by Canada of the Notes pursuant to the provisions of the Distribution Agreement, Canada confirms with you this agreement to amend the Distribution Agreement (the “Amendment”) effective as of the date hereof as follows:

(i)    All references in the Distribution Agreement, including in the Exhibits thereto, to “this Agreement” or the “Distribution Agreement” shall be understood to refer to the Distribution Agreement as amended by this Amendment.

(ii)    Section 6(g) of the Distribution Agreement shall be and hereby is amended and restated as follows:

“Unless the Pricing Supplement in respect of any Notes specifies the “Prohibition of Sales to EEA and UK Retail Investors” as “Not Applicable”, the Distributor represents and agrees, and each additional person appointed by Canada to act as distributor will represent and agree, that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Notes which are the subject of the offering contemplated by the Prospectus as completed by the Pricing Supplement in relation thereto to any retail investor in the European Economic Area or in the United Kingdom. For the purposes of this provision, the expression “retail investor” means a person who is one (or more) of the following:

(a)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(b)

a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(c)	not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”).

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If the Pricing Supplement in respect of any Notes specifies “Prohibition of Sales to EEA and UK Retail Investors” as “Not Applicable”, in relation to each Member State of the European Economic Area and the United Kingdom (each, a “Relevant State”), the Distributor represents and agrees, and each additional person appointed by Canada to act as distributor will represent and agree, that it has not made and will not make an offer of Notes which are the subject of the offering contemplated by the Prospectus as completed by the Pricing Supplement in relation thereto to the public in that Relevant State except that it may make an offer of such Notes to the public in that Relevant State:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by Canada for any such offer; or

(c)	at any time in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of notes shall require Canada or any Distributor to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.”

The expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes.

(iii)    The third sentence of the second paragraph in Section 1 of the Distribution Agreement shall be and hereby is amended and restated as follows:

“In connection with a particular issue of Notes, Canada shall prepare a supplement to the Prospectus, substantially in the form attached hereto as Exhibit C-1 or Exhibit C-2, as applicable, that sets forth the terms of a particular issue of the Notes (a “Pricing Supplement”).”

(iv)    Section 4(d) of the Distribution Agreement shall be and hereby is amended and restated as follows:

“(d)    Canada will prepare, with respect to any Notes to be sold through or to the Distributor pursuant to this Agreement, a Pricing Supplement with respect to such Notes substantially in the form attached hereto as Exhibit C-1 or Exhibit C-2, as applicable, and previously approved by the Distributor, and will file the Pricing Supplement with the Commission within such time as may be required under the Act.”

(v)    The first sentence of the third paragraph of Exhibit B to the Distribution Agreement shall be and hereby is amended and restated as follows:

“In connection with a particular issue of Notes, Canada shall prepare a supplement to the Prospectus, substantially in the form attached as Exhibit C-1 or Exhibit C-2 to the Distribution Agreement, as applicable, that sets forth the terms of a particular issue of the Notes (the “Pricing Supplement”).”

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(vi)    The Distribution Agreement shall be and hereby is amended by adding the forms of pricing supplement attached in the Annex hereto following Exhibit B to the Distribution Agreement.

Except to the extent otherwise provided herein, capitalized terms used but not defined herein shall have the same meanings assigned to such terms in the Distribution Agreement.

This Amendment will inure to the benefit of and be binding upon the parties hereto, their respective successors, the officers and directors and controlling persons referred to in Section 9 of the Distribution Agreement and, to the extent provided in Section 8(d) of the Distribution Agreement, any person who has agreed to purchase Notes from Canada.

This Amendment does not amend, modify or waive any other terms of the Distribution Agreement, which terms continue to be in full force and effect. This Amendment shall be governed by and construed in accordance with the laws of the State of New York. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such executed counterparts shall together constitute one and the same agreement.

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If the foregoing correctly sets forth our agreement, please indicate your acceptance hereof in the space provided for that purpose below, whereupon this Amendment shall constitute a binding agreement between Canada and you in accordance with its terms.

Very truly yours, HER MAJESTY IN RIGHT OF CANADA, as represented by the Minister of Finance

By:
Name:
Title:

CONFIRMED AND ACCEPTED, as of the date first above written:

SCOTIA CAPITAL (USA) INC.

By:	/s/ Pauline Donohoe
Name: Pauline Donohoe
Title: Managing Director, DCM

ANNEX

EXHIBIT C-1

FORM OF FIXED RATE NOTE PRICING SUPPLEMENT

Pricing Supplement Number: [●]	For SEC Filing Purposes:

Dated: [●]	Filing Under Rule 424(b)(2)

To Prospectus dated February 26, 2018 and	Registration Number 333-222149

Prospectus Supplement dated [●]

CANADA

CANADA NOTES

Due Nine Months or more from Date of Issue

Fixed Rate Note

Principal Amount:	[●]

Stated Maturity:	[●]

Settlement Date:	[●]

Date from which Interest Accrues (Issue Date):	[●]

Trade Date:	[●]

Interest Payment Date(s):	[●] and [●]

Regular Record Date(s):	[●] and [●]

Interest Rate:	[●]%

Issue Price:	[●]%

Yield to Maturity:	[●]%

Distributor’s Commission or Discount:	[●]%

Net Proceeds to Canada:	[●]

Plus Amount of Accrued Interest from Issue Date to Settlement Date Paid to Canada:	$[●]

Depositary/Depositaries:

DTC	[●]

Euroclear	[●]

Clearstream, Luxembourg	[●]

CUSIP Number:	[●]

ISIN:	[●]

Common Code:	[●]

Listing:	[Euro MTF Market of the Luxembourg Stock Exchange]

Luxembourg Listing and Paying Agent:	The Bank of New York Mellon (Luxembourg) S.A.

Specified Currency:	[●]

Redemption Dates (Option of Canada):	[●]

Redemption Prices:	[●]

Repayment Dates (Option of Holder):	[●]

Repayment Prices:	[●]

Denominations:	[●]

Type of Note(s):

DTC Global Note	[●]

International Global Note	[●]

Original Issue Discount (“OID”) Note:	[No]

Syndicated Transaction:	[No]

Other Provisions:	[Holders will be permitted to make a Specified Currency Payment Election. See “Description of the Notes - Payment Currency” in the Prospectus Supplement]

Addendum Attached:	[●]

Dealer:	[●]

Intended to be held in a manner which would allow Eurosystem Eligibility:

[Yes. Note that the designation “yes” simply means that the notes are intended upon issue to be deposited with either Euroclear or Clearstream, Luxembourg (together, the “ICSDs”) as common safekeeper, and registered in the name of a nominee of one of the ICSDs acting as common safekeeper, and does not necessarily mean that the notes will be recognized as eligible collateral for Eurosystem monetary policy and intra-day credit operations by the Eurosystem either upon issue or at any or all times during their life. Such recognition will depend upon the European Central Bank being satisfied that Eurosystem eligibility criteria have been met.]

[Include this text if “yes” is selected. If “yes,” the notes must be issued in NGN format.]

[No. While the designation is specified as “no” at the date of this Pricing Supplement, should the Eurosystem eligibility criteria be amended in the future such that the notes are capable of meeting them the notes may then be deposited with one of the ICSDs as common safekeeper. Note that this does not necessarily mean that the notes will then be recognized as eligible collateral for Eurosystem monetary policy and intraday credit operations by the Eurosystem at any time during their life. Such recognition will depend upon the ECB being satisfied that Eurosystem eligibility criteria have been met.]

[Include this text if “no” is selected.]

Prohibition of Sales to EEA and UK Retail Investors:

[Applicable/Not Applicable]

(If the Notes clearly do not constitute “packaged” products, “Not Applicable” should be specified. If the Notes may constitute “packaged” products and no KID will be prepared, “Applicable” should be specified.)

EXHIBIT C-2

FORM OF FLOATING RATE NOTE PRICING SUPPLEMENT

Pricing Supplement Number: [●]	For SEC Filing Purposes:

Dated: [●]	Filing Under Rule 424(b)(2)

To Prospectus dated February 26, 2018 and	Registration Number 333-222149

Prospectus Supplement dated [●]

CANADA

CANADA NOTES

Due Nine Months or more from Date of Issue

Floating Rate Note

Principal Amount:	[●]

Stated Maturity:	[●]

Settlement Date:	[●]

Date from which Interest Accrues (Issue Date):	[●]

Trade Date:	[●]

Interest Payment Date(s):	[●] and [●]

Regular Record Date(s):	[●] and [●]

Issue Price:	[●]%

Index Maturity:	[●]

Index Currency:	[●]

Interest Rate Basis:	[●]

Spread (Plus or Minus):	[●]

Spread Multiplier:	[●]

Initial Interest Rate:	[●]

Maximum Interest Rate:	[●]%

Minimum Interest Rate:	[●]%

Interest Determination Date(s):	[●]

Interest Reset Date(s):	[●]

Distributor’s Commission or Discount:	[●]%

Net Proceeds to Canada:	[●]

Plus Amount of Accrued Interest from Issue Date to Settlement Date Paid to Canada:	$[●]

Depositary/Depositaries:

DTC	[●]

Euroclear	[●]

Clearstream, Luxembourg	[●]

CUSIP Number:	[●]

ISIN:	[●]

Common Code:	[●]

Listing:	[Euro MTF Market of the Luxembourg Stock Exchange]

Luxembourg Listing and Paying Agent:	The Bank of New York Mellon (Luxembourg) S.A.

Calculation Agent:	[●]

Exchange Rate Agent:	[●]

Redemption Date(s):	[●]

Redemption Percentages:	[●]%

Repayment Date(s) (Option of Holder):	[●]

Repayment Percentage(s) (Option of Holder) if other than 100% of Principal Amount:	[●]%

Specified Currency:	[●]

Denominations:	[●]

Type of Note(s):

DTC Global Note	[●]

International Global Note	[●]

Original Issue Discount (“OID”) Note:	[No]

Syndicated Transaction:	[No]

Other Provisions:	[Holders will be permitted to make a Specified Currency Payment Election. See “Description of the Notes - Payment Currency” in the Prospectus Supplement]

Addendum Attached:	[●]

Dealer:	[●]

Intended to be held in a manner which would allow Eurosystem Eligibility:

[Yes. Note that the designation “yes” simply means that the notes are intended upon issue to be deposited with either Euroclear or Clearstream, Luxembourg (together, the “ICSDs”) as common safekeeper, and registered in the name of a nominee of one of the ICSDs acting as common safekeeper, and does not necessarily mean that the notes will be recognized as eligible collateral for Eurosystem monetary policy and intra-day credit operations by the Eurosystem either upon issue or at any or all times during their life. Such recognition will depend upon the European Central Bank being satisfied that Eurosystem eligibility criteria have been met.]

[Include this text if “yes” is selected. If “yes,” the notes must be issued in NGN format.]

[No. While the designation is specified as “no” at the date of this Pricing Supplement, should the Eurosystem eligibility criteria be amended in the future such that the notes are capable of meeting them the notes may then be deposited with one of the ICSDs as common safekeeper. Note that this does not necessarily mean that the notes will then be recognized as eligible collateral for Eurosystem monetary policy and intraday credit operations by the Eurosystem at any time during their life. Such recognition will depend upon the ECB being satisfied that Eurosystem eligibility criteria have been met.]

[Include this text if “no” is selected.]

Prohibition of Sales to EEA and UK Retail Investors:

[Applicable/Not Applicable]

(If the Notes clearly do not constitute “packaged” products, “Not Applicable” should be specified. If the Notes may constitute “packaged” products and no KID will be prepared, “Applicable” should be specified.)